EXHIBIT 5




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                                PLACER DOME INC.

                                            P.O. Box 49330 Bentall Station
                                            Suite 1600 - 1055 Dunsmuir Street
                                            Vancouver, British
                                            Columbia, Canada,
                                            V7X 1P1

                                        April 29, 2005

Placer Dome Inc.
1600-1055 Dunsmuir Street
Vancouver, B.C. V7X 1P1
Canada

          Re: Form S-8 Registration Statement
              1993 Non-Employee Directors' Stock Option Plan of Placer Dome Inc.
              ------------------------------------------------------------------

Dear Sirs:

     As Associate General Counsel to Placer Dome Inc. (the "Company"), I am familiar with the proceedings taken by the Company in connection with the common shares of the Company (the "Shares") offered under the provisions of the 1993 Non-Employee Directors' Stock Option Plan of Placer Dome Inc. (the "Plan"), as described in the Registration Statement on Form S-8 to be filed by the Company under the United States Securities Act of 1933, as amended (the "Registration Statement").

     I am of the opinion that all necessary corporate action has been taken by the Company to authorize the issuance of Shares upon the due exercise of options granted pursuant to and in accordance with the Plan and that when such Shares are issued in accordance with the terms of the Plan and the various agreements and instruments relating thereto and the prescribed exercise price is paid to the Company in accordance with the terms of the Plan, the Shares will be validly issued and will be fully paid and non-assessable shares.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Geoffrey P. Gold
                                            --------------------
                                            Geoffrey P. Gold
                                            Vice-President, Assistant Secretary
                                            and Associate General Counsel